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                                  EXHIBIT 21.1
                         Subsidiaries of the Registrant


Name                                               Jurisdiction of Incorporation
----                                               -----------------------------

California Federal Bank, A Federal Savings Bank    United States of America
First Nationwide Mortgage Corporation              Delaware
California Federal Preferred Capital Corporation   Maryland
Cal Fed Investments*                               California

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* also does business under the name "Cal Fed Financial and Insurance Services"